Exhibit 99.1

CONFIDENTIAL

MARRONE BIO INNOVATIONS

DRAFT

Marrone Bio Innovations, Inc. Reports Record Fourth Quarter and Full Year 2019 Financial Results

Full Year Revenues Rose 38 Percent to a Record $29.4 Million, Driving Record Annual Gross Margins of 54.9 Percent

Record Fourth Quarter Revenues Increased 17 Percent, with Record Gross Margins of 55.8 Percent

DAVIS, Calif. – March 12, 2020 – Marrone Bio Innovations, Inc. (NASDAQ: MBII) (“Marrone Bio” or the “Company”), an international leader in sustainable bioprotection and plant health solutions, has provided its financial results for the fourth quarter and full year ended December 31, 2019.

Selected Operating and Financial Highlights

$ in millions	Q4 2019	Q4 2018	% Increase (Decrease)	FY 2019	FY 2018	% Increase (Decrease)
Revenues	$6.7	$5.7	17%	$29.4	$21.2	38%
Gross Profit	$3.7	$2.9	29%	$16.1	$10.3	56%
Gross Margin	55.8%	50.5%	+530bps	54.9%	48.6%	+630bps
Operating Expenses	$11.9	$8.3	44%	$44.1	$29.8	48%
Net Loss	$(10.1)	$(5.6)	80%	$(37.2)	$(20.2)	84%
Adjusted EBITDA[1]	$(5.6)	$(4.3)	(19)%	$(16.0)	$(15.7)	2%
Cash Used in Operations	$(5.0)	$(2.6)	92%	$(21.4)	$(19.4)	10%

1)	Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

Fourth Quarter 2019 Financial Summary

○	Fourth quarter 2019 revenues increased 17 percent to $6.7 million, driven primarily by increased sales of the Company’s Regalia biofungicide and Majestene/Zelto nematicide, as well as the Company’s recently acquired Pro Farm bionutrient products. Sales of seed treatments continued to be strong, including revenues in Europe from the Company’s Pro Farm products.

○	Gross margins improved by 530 basis points in the fourth quarter of 2019 to 55.8 percent with gross profits of $3.7 million, as the company logged its fifth consecutive quarter of achieving gross margins above 50 percent.

○	Operating expenses were $11.9 million in the fourth quarter of 2019, and included $1.1 million in specific transaction-related, legal settlement and acquisition-related expenses. The remaining increase was due to planned strategic investments to drive commercial growth and accelerate research and development (R&D) programs, as well as incremental operating expenses from newly acquired businesses and products.

○	Net loss in the fourth quarter of 2019 was $10.1 million, as compared with a net loss of $5.6 million in the fourth quarter of 2018. The increase in net loss was a result of higher operating expenses, primarily attributed to $0.8 million in acquisition and litigation-related expenses, as well as a $1.3 million non-cash charge related to the estimated fair value of a warrant exercise made under the Company’s new financing facility. Adjusted to exclude acquisition related expenses as well as the non-cash charge associated with the Company’s new warrant facility, net loss from continuing operations decreased by $2.0 million.

○	Adjusted EBITDA, a non-GAAP financial measure, was a $5.6 million loss in the fourth quarter of 2019, compared with a $4.3 million loss in the fourth quarter of 2018. Adjusted EBITDA is further described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

○	Cash used in operations in the fourth quarter of 2019 was $5.0 million, compared with cash used in operations of $2.6 million in the same period in 2018, reflecting an increase in operating expenses for select R&D pipeline projects, investment in commercial operations and the addition of Pro Farm.

Full Year 2019 Financial Summary

○	Revenues increased 38 percent to $29.4 million in 2019, compared with revenues of $21.2 million in 2018. Record revenues in 2019 reflected double-digit sales growth across the Venerate and Regalia product families, and the addition of partial year sales for the newly acquired Pro Farm portfolio and Jet-Ag/Jet-Oxide assets.

○	Gross profit growth in 2019 outpaced revenue growth and rose 56 percent to $16.1 million. Gross margins reached 54.9 percent in 2019, a 630 basis point improvement over 2018. Strong sales and a favorable product mix drove the gross margin improvement.

○	Operating expenses for 2019 were $44.1 million, compared with $29.8 million in 2018. The increased spending included $6.4 million in specific transaction, litigation and acquisition-related expenses. The remaining difference of $7.9 million, or approximately $2 million per quarter, reflects the Company’s investments in the company’s commercial operations, R&D pipeline as well as incremental operating expenses from newly acquired businesses and products.

○	Net loss in 2019 was $37.2 million, compared with a net loss of $20.2 million in 2018. The increase in net loss reflected the $6.4 million in acquisition and litigation related expenses as well as $7.6 million in non-cash charges related to the company’s new warrant financing facility – excluding these expenses, there was a net $3.0 million increase over last year.

○	Adjusted EBITDA, a non-GAAP financial measure, remained approximately flat year over year at a $16.0 million loss in 2019, as compared to a $15.7 million loss in 2018. Adjusted EBITDA is further described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

○	Cash used in operations in 2019 was $21.4 million, compared with cash used in operations of $19.4 million in 2018.

Management Commentary

“The company delivered across the board on its growth initiatives in 2019. The investments made in our commercial operations and R&D-led process improvements paid significant dividends with substantial revenue growth and gross margin expansion,” said Dr. Pam Marrone, Chief Executive Officer of Marrone Bio Innovations. “The success of our BioUnite program, the power of biology with the performance of chemistry, drove home the value of biologicals in our customers crop production programs.”

“We also delivered significant advancements from our strategic investments in R&D this year, and this pipeline portends well for the long-term growth of the company,” Dr. Marrone added. “With the acquisition of Pro Farm and our continued investment in our bioprotection seed treatment portfolio, we have significantly transitioned the company to a point where row crop seed treatments represent approximately one third of our 2019 revenue, and we expect will continue to grow as we move forward – making us an emerging leader in the significant row crop seed treatment market.”

Operational Highlights

○	2019 field trial results for the Company’s MBI-203 and MBI-206 biological seed treatments in Europe demonstrated improved yields and cost-effective control of soil insects and nematodes equivalent to or better than current industry standards.

○	Results of 2019 U.S. field trials at six Midwest locations of the company’s next-generation nematicide/insecticide showed cost-effective control of yield-robbing corn pests (corn rootworm, seed corn maggot) and lesion nematodes equivalent to or better than current industry chemical standards.

○	In U.S. corn and soybean field trials showing the power of Marrone Bio’s BioUnite programs, Regalia biofungicide, or the Company’s Pro Farm products, combined with a chemical fungicide significantly increased yields above the chemical fungicide or Marrone Bio’s products used alone. In addition, in a total biological program, Regalia combined with Marrone Bio’s Pro Farm product also increased yields in combination better than either alone.

○	Market share in California almonds increased substantially due to Marrone Bio’s BioUnite integrated pest management programs for key pests such as navel orangeworm.

○	Two of the company’s biofungicide products — Stargus® and Regalia® — have been approved by the U.S. Environmental Protection Agency (EPA) for indoor and outdoor use on hemp plants. This is the first time that the EPA has approved crop protection products on hemp since the crop became legal to grow under the 2018 Farm Bill.

○	Marrone Bio’s novel, patented Bacillus biofungicide, Stargus®, has been approved by the California Department of Pesticide Regulation for immediate use by growers in California on several crops, including grapes, leafy greens, brassicas, strawberries, cucurbits and fruiting vegetables.

○	A new study, the first of its kind, was conducted to determine the greenhouse gas effects of selected Marrone Bio biopesticides and plant health products compared with conventional chemical pesticide products. Based on a comparative assessment of pesticidal products’ manufacturing processes, labeled rates and seasonal use practices, using current MBI biopesticides would, on average, potentially result in net reductions of greenhouse gas emissions of 69% to 91% (or 39 to 46 Kilograms of CO2 equivalents per acre per year).

○	Marrone Bio announced a $13.0 million expansion of its existing accounts-receivable credit facility, which now totals $20.0 million, as well as the addition of a $3.0 million inventory-backed credit facility to support the company as it continues to grow its revenue.

Conference Call and Webcast

Management will host an investor conference call today, March 12, 2020, at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss Marrone Bio Innovations’ 2019 fourth quarter and full year financial results. The call will conclude with a Q&A from participants. To participate, please use the following information:

Q4 2019 Conference Call and Webcast

Date: Thursday, March 12, 2020
Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)
U.S. Dial-in: 1-888-220-8451
International Dial-in: 1-323-701-0225
Conference ID: 3434674
Webcast: http://public.viavid.com/index.php?id=138332

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through April 12, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 3434674. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: http://public.viavid.com/index.php?id=138332.

Use of Non-GAAP Financial Information

This earnings release discusses Adjusted EBITDA, which is not a financial measure as defined by generally accepted accounting principles in the United States (GAAP). This financial measure is presented as a supplemental measure of operating performance because we believe it can aid in, and enhance, the understanding of our financial results. In addition, we use Adjusted EBITDA as a measure internally for budgeting purposes. We define Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, and (6) from time to time, certain specific transaction-related costs and other non-cash charges related to debt and equity instruments.

Other companies may define or calculate this measure differently, limiting the usefulness as a comparative measure. Because of this limitation, this non-GAAP financial measure should not be considered in isolation or as a substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables.

GAAP to non-GAAP Reconciliation

	YEARS ENDED DECEMBER 31,
	2019	2018
Net Loss	$(37,175)	$(20,213)
Income taxes expense	15	-
Depreciation and amortization	2,349	1,890
Stock based compensation	3,686	1,850
Acquisition related costs	3,744	-
Litigation cost and settlement	1,914	111
Interest expense	1,474	2,057
Interest expense, related parties	-	451
Change in fair value of financial instruments	-	5,177
Loss on debt extinguishment, net	-	2,196
Gain on debt extinguishment, related party	-	(9,183)
Incremental charge related to warrant modification	1,564	-
Fair value of new warrants issued related to call of previous warrants	6,065	-
Change in fair value of contingent consideration	342
Adjusted EBITDA	$(16,022)	$(15,664)

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to a more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven®, Pacesetter™, Zelto® Jet-Oxide®, Jet-Ag® and Zequanox®, with a breakthrough bioherbicide and biofumigant in the Company’s product pipeline. MBI’s Finland-based subsidiary Pro Farm® employs a proprietary technology derived from wood waste to stimulate plant growth and improve plant health, resulting in improved yields and crop quality. Products include the seed treatment and bionutrient products UBP-110®, Foramin®, LumiBio™, LumiBio Valta™, and LumiBio Kelta.™

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the Company’s future financial results, future adoption of the Company’s products, including growth in seed treatment sales, and the potential benefits of recent acquisitions and the Company’s products. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other relevant third parties and any difficulty in integrating the acquired Pro Farm, Jet-Ag and Jet-Oxide businesses. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the Securities and Exchange Commission. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Pam Marrone, CEO and Founder

Jim Boyd, President and CFO

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations:

Greg Falesnik

Managing Director

MZ Group – MZ North America

Main: 949-385-6449

MBII@mzgroup.us

MARRONE BIO INNOVATIONS, INC.
Condensed Consolidated Balance Sheets
(In Thousands, Except Par Value)

	DECEMBER 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$6,252	$18,221
Accounts receivable	5,925	2,720
Inventories, net	8,149	8,224
Prepaid expenses and other current assets	1,390	971
Total current assets	21,716	30,136
Property, plant and equipment, net	13,260	14,512
Right of use assets, net	4,567	—
Intangible assets, net	23,842	—
Goodwill	6,764	—
Restricted cash	1,560	1,560
Other assets	1,008	359
Total assets	$72,717	$46,567

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,379	$1,692
Accrued liabilities	12,467	6,871
Deferred revenue, current portion	427	438
Lease liability, current portion	913	—
Debt, current portion, net	3,899	2,318
Total current liabilities	21,085	11,319
Deferred revenue, less current portion	1,986	2,399
Lease liability, less current portion	3,970	—
Debt, less current portion, net	11,847	11,819
Debt due to related parties	7,300	7,300
Other liabilities	$2,971	$794
Total liabilities	49,159	33,631
Commitments and contingencies
Stockholders’ equity:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at December 31, 2019 and December 31, 2018	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 139,526 and 110,691 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	1	1
Additional paid in capital	344,206	296,409
Accumulated deficit	(320,649)	(283,474)
Total stockholders’ equity	23,558	12,936
Total liabilities and stockholders’ equity	$72,717	$46,567

MARRONE BIO INNOVATIONS, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	YEARS ENDED DECEMBER 31,
	2019	2018
Revenues:
Product	$28,912	$20,775
License	461	445
Total revenues	29,373	21,220
Cost of product revenues	13,260	10,907
Gross profit	16,113	10,313
Operating Expenses:
Research, development and patent	14,022	10,662
Selling, general and administrative	30,061	19,155
Total operating expenses	44,083	29,817
Loss from operations	(27,970)	(19,504)
Other income (expense):
Interest expense	(1,474)	(2,057)
Interest expense, related parties	—	(451)
Change in fair value of financial instruments	—	(5,177)
Loss on extinguishment of debt, net	—	(2,196)
Gain on extinguishment of debt, related party	—	9,183
Loss on modification of warrants	(1,564)	—
Loss on issuance of new warrants	(6,065)	—
Change in fair value of contingent consideration	(342)	—
Other income (expense), net	255	(11)
Total other expense, net	(9,190)	(709)
Loss before income tax expense	(37,160)	(20,213)
Income tax expense	15	—
Net loss	$(37,175)	$(20,213)
Basic and diluted net loss per common share:	$(0.32)	$(0.20)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	117,982	101,248

MARRONE BIO INNOVATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)

	YEARS ENDED DECEMBER 31,
	2019	2018
Cash flows from operating activities
Net loss	$(37,175)	$(20,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,349	1,890
Gain on disposal of equipment	(21)	—
Right of use assets amortization	805	—
Share-based compensation	3,686	1,850
Non-cash interest expense	277	994
Change in fair value of financial instruments	—	5,177
Loss on extinguishment of debt, net	—	2,196
Gain on extinguishment of debt, related party, net	—	(9,183)
Loss on modification of warrants	1,564	—
Loss on issuance of new warrants	6,065	—
Change in fair value of contingent consideration	342	—
Net changes in operating assets and liabilities:
Accounts receivable	(2,622)	1,065
Inventories	599	1,603
Prepaid Expenses and other assets	(327)	34
Accounts payable	1,129	(2,028)
Accrued and other liabilities	3,223	(857)
Accrued interest due to related parties	—	(1,614)
Lease Liability	(627)	—
Deferred revenue	(681)	(339)
Net cash used in operating activities	(21,414)	(19,425)
Cash flows from investing activities
Asset acquisition	(594)	—
Business combination, net of cash acquired	(5,849)	—
Purchases of property, plant and equipment	(275)	(580)
Net cash used in investing activities	(6,718)	(580)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	—	34,486
Proceeds from issuance of debt	141	2,000
Proceeds from secured borrowings	29,376	21,844
Repayment in secured borrowings	(27,822)	(21,046)
Repayment of debt	(1,715)	(254)
Financing costs	—	(201)
Exercise of stock options	55	40
Proceeds from employee stock purchase plan	128	—
Net settlement of options	—	(14)
Exercise of warrants	16,000	98
Net cash provided by financing activities	16,163	36,953
Net (decrease) increase in cash and cash equivalents and restricted cash	(11,969)	16,948
Cash and cash equivalents and restricted cash, beginning of period	19,781	2,833
Cash and cash equivalents and restricted cash, end of period	$7,812	$19,781

Supplemental disclosure of cash flow information
Cash paid for interest	$1,175	$2,772
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$—	$51
Fair Value of non-cash consideration issued in acquisition transactions	21,694
Conversion of debt to equity	$—	$10,000
Conversion of bridge loan (convertible note) to equity	$—	$6,000
Conversion of debt, related party to equity	$—	$35,000
Conversion of accrued liabilities into equity associated with the granting of restricted stock units	$—	$205
Embedded derivative liability associated with bridge loan	$—	$573
Conversion of accrued interest, related party, into debt, related party	—	324